SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


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                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 2, 1997


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                            Thiokol Corporation
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           (Exact name of registrant as specified in its charter)


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                                  Delaware
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               (State or other jurisdiction of incorporation)


  1-6179                                             36-2678716
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Commission File Number                       (IRS Employer Identification No.


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2475 Washington Boulevard, Ogden, Utah                        84401-3498
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(Address of principal executive offices)                      (Zip Code)



                               (801) 629-2000
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                       Registrant's Telephone Number

                           ITEM 5 - OTHER EVENTS

News Release:  December 2, 1997

THIOKOL ACQUIRES MAJORITY INTEREST
IN HOWMET INTERNATIONAL INC.

Ogden, Utah, December 2, 1997 -- Thiokol Corporation announced today it has completed the purchase of 13 million shares of Howmet International Inc. common stock from an affiliate of The Carlyle Group at a price of $183.8 million. This purchase, funded from cash on hand and lines of credit, increases Thiokol's ownership in Howmet from 49 percent to 62 percent.

Thiokol has an option to acquire the remaining Howmet shares owned by Carlyle at the prevailing market price at the time of the exercise of this option. The option is available to Thiokol during a two-year period beginning December 2, 1999.

Of the 100 million shares of Howmet International Inc. common stock issued and outstanding, approximately 15 percent are publicly traded as a result of the public offering by Carlyle which was completed today.

For financial reporting, Thiokol will consolidate the results of Howmet's operations for the quarter ending December 31, 1997. James R. Wilson, chairman of the board and chief executive officer of Thiokol will also serve as chairman of the board of Howmet International Inc. David L. Squier will continue to serve as president and chief executive officer of Howmet.

Mr. Wilson, commenting on the stock purchase said, "The additional purchase of Howmet International Inc. stock reflects the achievement of a major milestone in Thiokol's continuing strategic plan to diversify into commercial markets having high value added engineered products. Howmet is a recognized world leader in components for the aircraft engine and industrial gas turbine markets with excellent management".

Howmet expects to incur certain charges in its fourth quarter, including costs related to the public offering, amended executive compensation program and costs to recapitalize Howmet with lower cost debt. The charges may result in a net loss in Howmet's operations for the quarter.

Howmet, headquartered in Greenwich, Connecticut, with annual revenues of approximately $1.2 billion, is a world leader in the investment casting industry. The company manufactures precision castings of superalloys and titanium used primarily for jet aircraft and industrial gas turbine engine components. The Cercast unit of Howmet manufactures aluminum investment castings for the commercial aircraft and defense electronics industries. Howmet operates 28 facilities employing approximately 10,000 worldwide.

Thiokol Corporation (TKC-NYSE) is a major producer of solid propulsion systems, ordnance, composite products, and is a leading designer and manufacturer of high-performance proprietary fasteners and installation systems.

                             (END NEWS RELEASE)

                                 SIGNATURE
                                 ---------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THIOKOL CORPORATION
                                               (Registrant)


                                       /s/ Edwin M. North
                           By:     _____________________________________
                                           Edwin M. North
                                  Vice President and Corporate Secretary

Dated:  December 3, 1997